As filed with the Securities and Exchange Commission on August 15, 2018

Registration No. 333- 223420

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Assertio Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3229046 (I.R.S. Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045
(224) 419-7106
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arthur J. Higgins
President and Chief Executive Officer
100 S. Saunders Road, Suite 300, Lake Forest, IL 60045
(224) 419-7106
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr, Esq. Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, California 94105 Telephone: (415) 393-8200 Facsimile: (415) 393-8306	K. Amar Murugan, Esq. Assertio Therapeutics, Inc. 100 S. Saunders Road, Suite 300, Lake Forest, IL 60045 Telephone: (224) 419-7106 Facsimile: (510) 744-8001

Approximate date of commencement of proposed sale to the public:
From time to time as soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	—	—
Preferred Stock, $0.0001 par value	—	—
Debt Securities	—	—
Warrants	—	—
Units	—	—
Total	$300,000,000		(1)

(1)          The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 dated March 2, 2018 (File No. 333-223420). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”) and constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-223420) as originally filed on March 2, 2018 (the “Registration Statement”).

Pursuant to an Agreement and Plan of Merger dated as of August 10, 2018 (the “Merger Agreement” and, as consummated, the “Merger”), on August 14, 2018, at 11:59 p.m. Eastern, Depomed, Inc., a California corporation (“Depomed-California”), merged with and into Assertio Therapeutics, Inc., a Delaware corporation and wholly owned subsidiary of Depomed-California (“Assertio-Delaware”), with Assertio-Delaware continuing as the surviving corporation (the “Reincorporation and Name Change”). The Merger, including the resulting Reincorporation and Name Change, were approved by Depomed-California’s stockholders at the 2018 Annual of Stockholders on May 8, 2018 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Depomed-California and Assertio-Delaware, as issuer and successive issuer, pursuant to Rule 12g-3 of the Exchange Act, respectively, are collectively referred to herein as the “Registrant”.

Upon the effectiveness of the Reincorporation and Name Change, among other matters, (1) the internal affairs of the Registrant ceased to be governed by the California Corporation Code and became subject to the Delaware General Corporation Law (“DGCL”), (2) each outstanding share of common stock of Depomed-California was converted into one share of common stock of Assertio-Delaware, and (3) the articles of incorporation and the bylaws of Depomed-California that were in effect immediately prior to the Merger were replaced by the certificate of incorporation and bylaws of Assertio-Delaware approved in connection with the Reincorporation and Name Change, which were set forth in the Proxy Statement in connection with the 2018 Annual Meeting of Shareholders.

In accordance with Rule 414 of the Securities Act, this Post-Effective Amendment is being filed solely to reflect the Reincorporation and Name Change or as necessary to keep the Registration Statement from being misleading in any material respect. In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment, Assertio-Delaware, as successor issuer to Depomed-California pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement as its registration statement for all purposes of the Securities Act and the Exchange Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2018

PROSPECTUS

$300,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS

We may offer and sell from time to time, in one or more offerings, an indeterminate number of shares of our common stock, preferred stock, debt securities and warrants or any combination thereof separately or in units. The warrants may be convertible into or exercisable or exchangeable for common stock, preferred stock or units; the preferred stock may be convertible into or exchangeable for common stock or units; and the debt securities may be convertible into or exchangeable for common stock, preferred stock or units. Each time securities are offered or sold pursuant to this prospectus, we will describe in a prospectus supplement the securities being offered and sold, as well as the specific terms of the securities.

We will provide the specific terms of the securities that we may offer in supplements to this prospectus which may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 3 of this prospectus and in the accompanying prospectus supplement or sales agreement prospectus for certain risks you should consider. You should read the entire prospectus carefully and the accompanying prospectus supplement before you make your investment decisions.

Our common stock is quoted on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “ASRT.” Prior to August 15, 2018, our common stock was quoted on the NASDAQ under the symbol “DEPO.”  On August 14, 2018, the last reported sale price for our common stock was $7.30 per share. The accompanying prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities exchange of the securities covered by the prospectus supplement.

The securities offered by this prospectus or any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents. See “Plan of Distribution” in this prospectus. If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any accompanying prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2018

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You should not rely upon any unauthorized information or representation. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the accompanying prospectus supplement, as applicable, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of securities described in this prospectus in one or more offerings. In total, these offerings may total up to $300 million.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement or related free writing prospectus, you should rely on the information in the prospectus supplement or any related free writing prospectus we may authorize to be provided to you. This prospectus may not be used to sell any common stock, preferred stock, debt securities or warrant securities, unless accompanied by a prospectus supplement. You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, before you invest in any of the securities being offered hereby.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies) and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or any sale of a security.

We are the successor issuer to Depomed, Inc., a California corporation (“Depomed”), pursuant to a merger effective August 14, 2018, at 11:59 p.m. (the “Merger”).  Aside from the change in our corporate name and state of domicile, the Merger itself did not result in any change in the business, management, assets, liabilities or capitalization of the Company. Accordingly, throughout this prospectus, the terms “Assertio,” the “Company,” “we,” “us,” and “our” refer to Assertio Therapeutics, Inc., a Delaware corporation, and its subsidiaries, as of any time after the Merger and Depomed and its subsidiaries, as of any time prior to the Merger, on a consolidated basis and unless context requires otherwise.

ABOUT ASSERTIO THERAPEUTICS

Assertio is a specialty pharmaceutical company focused on neurology, orphan and specialty medicines. Our current specialty pharmaceutical business includes the following three products which we market in the United States (U.S.):

•                Gralise® (gabapentin), a once-daily product for the management of postherpetic neuralgia (PHN), that we launched in October 2011.

•                CAMBIA® (diclofenac potassium for oral solution), a non-steroidal anti-inflammatory drug for the acute treatment of migraine attacks, that we acquired in December 2013.

•                Zipsor® (diclofenac potassium) liquid filled capsules, a non-steroidal anti-inflammatory drug for the treatment of mild to moderate acute pain, that we acquired in June 2012.

In January 2018, pursuant to the terms of a Commercialization Agreement we entered into with Collegium Pharmaceutical, Inc. (Collegium) in December 2017, we granted Collegium the right to commercialize the NUCYNTA® franchise of pain products in the U.S. Pursuant to the Commercialization Agreement, Collegium assumed all commercialization responsibilities for the NUCYNTA franchise effective January 9, 2018, including sales and marketing. We will receive a royalty on all NUCYNTA revenues based on certain net sales thresholds, with a minimum royalty of $132.0 million for the year ended December 31, 2018 and $135.0 million per year for the years ended December 31, 2019 to December 31, 2021, subject to certain conditions. Both the Company and Collegium may terminate the agreement under certain circumstances. Additionally, we may terminate the agreement if aggregate net sales of the NUCYNTA products fall below certain thresholds or within the first year upon the payment of an $80.0 million termination fee. Collegium may terminate at any time after the first anniversary of the transaction by giving 12 months’ notice and, if the termination date is prior to the fourth anniversary of the transaction, by paying the Company a $25.0 million termination fee. The NUCYNTA franchise includes two products currently marketed in the U.S. by Collegium:

•                NUCYNTA® ER (tapentadol extended release tablets), a product for the management of pain severe enough to require daily, around-the-clock, long term opioid treatment, including neuropathic pain associated with diabetic peripheral neuropathy (DPN) in adults, and for which alternate treatment options are inadequate; and

•                NUCYNTA® IR (NUCYNTA) (tapentadol), an immediate release version of tapentadol for the management of moderate to severe acute pain in adults.

In November 2017, we entered into definitive agreements with Slán Medicinal Holdings Limited and certain of its affiliates (Slán) pursuant to which we acquired Slán’s rights to market the specialty drug cosyntropin depot (Synthetic ACTH Depot) in the U.S., and Slán acquired our rights to Lazanda® (fentanyl) nasal spray. We believe cosyntropin depot can be second-to-market behind Mallinckrodt plc’s marketed product, H-P Acthar gel. We expect Slán to file a New Drug Application (NDA) for cosyntropin depot in late 2018.

We actively seek to expand our product portfolio through acquiring or in-licensing commercially available products or late-stage product candidates that may be marketed and sold effectively with our existing products through our sales and marketing capabilities.

We also have royalty and milestone producing license arrangements based on our proprietary Acuform® gastroretentive drug delivery technology, including with Ironwood Pharmaceuticals, Inc. (Ironwood).

Assertio is a Delaware corporation with its principal executive offices located at 100 S. Saunders Road, Suite 300, Lake Forest, IL 60045. Our telephone number is (224) 419-7106 and our website address is www.assertiotx.com. Information contained on our website is not incorporated into, and does not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the accompanying prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

•                the commercial success and market acceptance of our products;

•                the success of Collegium Pharmaceutical, Inc. (Collegium) in commercializing NUCYNTA® ER and NUCYNTA®;

•                the reversal or any successful appeal of the court’s favorable ruling in our patent infringement litigation against the filers of Abbreviated New Drug Applications (each, an ANDA) to market generic versions of NUCYNTA ER and NUCYNTA in the United States (U.S.);

•                any additional patent infringement or other litigation, investigation or proceeding that may be instituted related to us or any of our products, product candidates or products we may acquire;

•                our ability to generate sufficient cash flow from our business to make payments on our indebtedness and our compliance with the terms and conditions of the agreements governing our indebtedness;

•                our and our collaborative partners’ compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.;

•                our plans to acquire, in-license or co-promote other products;

•                the results of our research and development efforts including clinical studies relating to our product candidates, including cosyntropin depot;

•                submission, acceptance and approval of regulatory filings;

•                our ability to raise additional capital, if necessary;

•                our ability to successfully develop and execute our sales and marketing strategies;

•                our collaborative partners’ compliance or non-compliance with obligations under our collaboration agreements;

•                the outcome of our ongoing patent infringement litigation against and settlement discussions with Purdue Pharma L.P. (Purdue);

•                the outcome of both our opioid-related investigations and our opioid-related litigation brought by state and local governmental entities and private parties, and the costs and expenses associated therewith;

•                the regulatory strategy for cosyntropin depot and our and our collaborative partner’s ability to successfully develop and execute such strategy;

•                the successful execution of our restructuring plan that was announced in December 2017; and

•                our ability to attract and retain key executive leadership following our restructuring and office relocation.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our securityholders. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus or the date of any prospectus supplement, even if subsequent events cause us to become aware of new risks or cause our expectations to change regarding the forward-looking matters discussed in this prospectus. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under “Risk Factors” as well as in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q and in any Form 8-K filed subsequent to our most recent quarterly report on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the accompanying prospectus supplement for such offering

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any such securities, or any combination thereof separately or in units, from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of such securities. The terms of any securities we offer under a prospectus supplement may differ from the terms we describe below.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to the preferences that may be applicable to any future shares of preferred stock outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of us, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any future shares of preferred stock outstanding. The holders of common stock have no preemptive, redemption, conversion, sinking fund or other subscription rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock which we may designate and issue in the future.

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.0001, of which 63,915,766 shares were issued and outstanding as of August 10, 2018.

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company. The transfer and the transfer agent and registrar for any series of preferred stock issued pursuant to this offering will be set forth in the accompanying prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market and is traded under the symbol “ASRT”.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, $0.0001, no shares of which were issued and outstanding as of August 10, 2018. Our board of directors has the authority to provide for the issuance of preferred stock in one or more series, which may be designated from time to time by filing a certificate pursuant to Delaware corporate law to establish the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series, as well as any qualifications, limitations or restrictions thereof. Our board of directors, without shareholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of common stock, and the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us.

Debt Securities

The debt securities we may offer by this prospectus will be our general unsecured obligations. We may issue senior debt securities on a senior unsecured basis under an indenture between us and a trustee that we will name in a prospectus supplement, or a senior indenture. We may issue subordinated debt securities under an indenture between us and a trustee that we will name in a prospectus supplement, or a subordinated indenture. We refer to the senior indentures and the subordinated indentures collectively as the indentures.

The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, our senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

General

We will describe in an accompanying prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•                the title;

•                the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•                any limit on the amount that may be issued;

•                whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•                the maturity date;

•                the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•                the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                the terms of the subordination of any series of subordinated debt;

•                the place where payments will be payable;

•                restrictions on transfer, sale or other assignment, if any;

•                our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•                whether the indenture will restrict our ability and/or the ability of our subsidiaries to operate our business or that of any subsidiary;

•                whether the indenture will restrict our ability and/or the ability of our subsidiaries to incur additional debt or issue additional debt or other securities;

•                whether the indenture restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets;

•                whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•                the material or United States federal income tax considerations applicable to the debt securities;

•                information describing any book-entry features;

•                the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•                any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits and incorporated by reference into the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture and Modification of Indenture; Waiver

We will describe in the accompanying prospectus supplement what events are events of default under the indentures with respect to any series of debt securities that we may issue, including:

•                if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•                if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•                if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of a certain amount in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                if specified events of bankruptcy, insolvency or reorganization occur.

The indentures in the forms initially filed as exhibits and incorporated by reference into the registration statement of which this prospectus is a part provide that the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

We will also describe in the accompanying prospectus supplement the circumstances under which we and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                to fix any ambiguity, defect or inconsistency in the indenture;

•                to comply with the provisions described above under the heading “Consolidation, Merger or Sale;”

•                to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•                to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•                to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•                to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•                to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•                to make any change that does not adversely affect the rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including:

•                register the transfer or exchange of debt securities of the series;

•                replace stolen, lost or mutilated debt securities of the series;

•                hold monies for payment in trust;

•                compensate and indemnify the debenture trustee; and

•                appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the accompanying prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures may provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the accompanying prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the accompanying prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agent

Unless we otherwise indicate in the accompanying prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the accompanying prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the accompanying prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

Unless otherwise indicated in the accompanying prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Warrants

We will issue the warrants under either a warrant certificate or a warrant agreement, which we may enter into with a warrant agent selected by us. If there is no warrant agent, then the exercise of the warrant will be accomplished directly through us. We will file forms of the warrant agreements and the related warrant certificates (if applicable) for each type of warrant we may offer under this prospectus with the SEC and such documents shall be incorporated into this registration statement on Form S-3 of which this prospectus is a part. We urge you to read the accompanying prospectus supplements related to the warrants that we issue under this prospectus, as well as the complete warrant agreements and related warrant certificates that contain the terms of the warrants.

We use the term “warrant agreement” to refer to any of these warrant agreements or instruments that define the rights of the warrant holders. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements, which may include Assertio if no third-party warrant agent is engaged. If a third party is engaged to serve as warrant agent, that party will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

General

We will describe in the accompanying prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

•                the offering price and the aggregate number of warrants offered;

•                the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•                the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•                the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•                the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•                the terms of any rights to redeem or call the warrants;

•                the date on which the right to exercise the warrants begins and the date on which such right expires;

•                federal income tax consequences of holding or exercising the warrants; and

•                any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of common stock, preferred stock or units are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

•                the offering price and the aggregate number of warrants offered;

•                the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or units, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the units;

•                the designation and terms of any series of preferred stock or units with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or units;

•                the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or units;

•                the number of shares of common stock or preferred stock or units that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or units may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•                the date on which the right to exercise the warrants begins and the date on which that right expires;

•                federal income tax consequences of holding or exercising the warrants; and

•                any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth below under the heading “Description of Warrants—Warrant Adjustments” below.

Exercise of Warrants; Amendments; Supplements to the Warrant Agreements

We will describe in the accompanying prospectus supplement the manner in which a holder of warrants may exercise them and the manner in which we may amend or supplement a warrant agreement.

Warrant Adjustments

The accompanying prospectus supplement will indicate the circumstances under which the exercise price of, and the number of securities covered by a warrant may be adjusted proportionately if we subdivide or combine the underlying securities.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Unit agents may be a bank or trust company that we select or may be the transfer agent for our Common Stock. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement or related free writing prospectus, including, without limitation, the following, as applicable:

•                the title of the series of units;

•                identification and description of the separate constituent securities comprising the units;

•                the price or prices at which the units will be issued;

•                the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•                a discussion of material United States federal income tax considerations applicable to the units; and

•                any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•                through one or more underwriters or dealers in a public offering and sale by them;

•                directly to investors; or

•                through agents.

We may sell the securities from time to time:

•                in one or more transactions at a fixed price or prices, which may be changed from time to time;

•                at market prices prevailing at the times of sale;

•                at prices related to such prevailing market prices; or

•                at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the accompanying prospectus supplement.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the accompanying prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the accompanying prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the accompanying prospectus supplement, including in short sale transactions (short sales of the securities covered by this prospectus may not be made prior to the effective date of the registration statement on Form S-3 of which this prospectus is a part as a sale is deemed to occur at the time such short sale is made). If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the accompanying prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be included in the Nasdaq Global Select Market. We may apply to list any series of debt securities, preferred stock, units or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the accompanying prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby is being passed upon by Gibson, Dunn & Crutcher LLP, San Francisco, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F St., N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s website at www.sec.gov. Our website address is www.assertiotx.com. Information contained on our website is not incorporated into, and does not constitute a part of this prospectus or any prospectus supplements.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the shares of securities covered by this prospectus are sold:

•                The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 1, 2018 (including the portions of our Proxy Statement on Schedule 14A to be filed that are incorporated by reference therein);

•                The Company’s Quarterly Reports on Form 10-Q filed on May 10, 2018 for the quarterly period ended March 31, 2018, and on August 8, 2018 for the quarterly period ended June 30, 2018;

•                The Company’s Current Reports on Form 8-K (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items) filed on January 10, 2018, February 14, 2018,  March 2, 2018, May 4, 2018, May 10, 2018, May 11, 2018, June 6, 2018, July 9, 2018, August 2, 2018, August 8, 2018, August 14, 2018 and August 15, 2018; and

•                The description of the Company’s Common Stock contained in its registration statement on Form 8-A (Registration No. 000-23267), filed on December 16, 2003 including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the filing date of the original Registration Statement and prior to effectiveness of the registration statement of which this prospectus is a part are incorporated by reference herein (provided that all documents “furnished” by the Company to the SEC and not “filed” are not deemed incorporated by reference herein).

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to the following address: Assertio Therapeutics, Inc., Attention: Chief Financial Officer, 100 S. Saunders Road, Suite 300, Lake Forest, IL 60045 or telephoning us at (224) 419-7106.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the SEC Registration Fee.

SEC Registration Fee	$37,350
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	25,000
Printing and Engraving Fees	10,000
Miscellaneous	2,650
Total	$100,000

Item 15. Indemnification of Officers and Directors.

The Company is incorporated under the Delaware General Corporation Law (the “DGCL”). Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

Article IX of the Company’s Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL and Article VI of the Company’s Bylaws provides for the indemnification of each of the Company’s directors, officers, employees or agents to the fullest extent permitted by the DGCL or other applicable laws presently or hereafter in effect. Specifically, Article VI of the Company’s Bylaws provides that each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as otherwise required by law or provided in the Bylaws with respect to suits to enforce indemnification rights under the Bylaws, the Company shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Company in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate. In addition, an indemnity shall, to the fullest extent permitted by law, also have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

The Company also maintains and pays premiums on a directors’ and officers’ liability insurance policy and has entered into indemnity agreements with its directors and officers providing for indemnification to the fullest extent permitted under the DGCL.

Item 16. Exhibit Index.

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit			Incorporated by Reference		Filed
Number		Description of Exhibit	Form Type	Filing Date	Herewith
1.1	*	Form of Underwriting Agreement.

3.1		Certificate of Incorporation of Assertio Therapeutics, Inc.	8-K	8/15/2018

3.2		Bylaws of Assertio Therapeutics, Inc.	8-K	8/15/2018

3.3		Agreement and Plan of Merger, dated August 10, 2018, by and between Depomed Inc., a California corporation and Assertio Therapeutics, Inc., a Delaware corporation	8-K	8/15/2018

4.1		Senior Indenture dated as of September 9, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.	8-K	9/9/2014

4.2		First Supplemental dated as of September 9, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.	8-K	9/9/2014

4.3		Second Supplemental Indenture dated as of August 14, 2018 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.	8-K	8/15/2018

4.4		Form of Subordinated Indenture.	S-3	5/25/2012

5.1		Opinion of Gibson, Dunn & Crutcher LLP.			X

12.1	*	Ratio of Earnings to Fixed Charges.

23.1		Consent of Independent Registered Public Accounting Firm.			X

23.2		Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).			X

24.1		Power of Attorney (included on signature page hereto).			X

25.1	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as Amended.

*   To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture of Act of 1939.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Lake Forest, Illinois, on August 15, 2018.

ASSERTIO THERAPUTICS, INC.

By:	/s/ ARTHUR J. HIGGINS

Arthur J. Higgins
President and Chief Executive Officer

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Arthur J. Higgins, Amar Murugan and Phillip B. Donenberg, and each of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, in connection with or related to the Offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Signature	Title	Date

/s/ ARTHUR J. HIGGINS	President and Chief Executive Officer (Principal Executive Officer)	August 15, 2018
Arthur J. Higgins

/s/ PHILLIP B. DONENBERG	Chief Financial Officer and Senior Vice President	August 15, 2018
Phillip B. Donenberg	(Principal Financial and Accounting Officer)

/s/ JAMES P. FOGARTY	Chairman of the Board of Directors	August 15, 2018
James P. Fogarty

/s/ KAREN A. DAWES	Director	August 15, 2018
Karen A. Dawes

/s/ LOUIS J. LAVIGNE JR.	Director	August 15, 2018
Louis J. Lavigne Jr.

/s/ WILLIAM T. MCKEE	Director	August 15, 2018
William T. McKee

/s/ PETER D. STAPLE	Director	August 15, 2018
Peter D. Staple

/s/ JAMES L. TYREE	Director	August 15, 2018
James L. Tyree